SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 2, 2005


                            EAGLE BULK SHIPPING INC.
           (Exact name of each Registrant as specified in its Charter)



     Marshall Islands                      000-51366              98-0453513
--------------------------------    -----------------------  -------------------
(State or other jurisdiction        (Commission File Number)     (IRS employer
of incorporation or organization)                            identification no.)

                29 Broadway                                         10006
--------------------------------------                     ---------------------
             New York, New York                                  (Zip Code)
(Address of principal executive offices)


(Registrant's telephone number, including area code): (212) 785-2500

Item 7.01. Regulation FD

On December 2, 2005, the Registrant issued a press release announcing the acquisition of a Supramax drybulk vessel. A copy of the press release is attached hereto as Exhibit 99.1.

Exhibit 99.1


Eagle Bulk Shipping, Inc. Announces Delivery of Supramax Drybulk Vessel

NEW YORK, NY, Dec. 2, 2005 -- Eagle Bulk Shipping Inc. (Nasdaq: EGLE), the largest U.S. based owner of Handymax dry bulk vessels, announced that it has taken delivery of the m/v Heron, a 2001 built 52,827 dwt Supramax dry bulk vessel. The Company has employed the vessel on a 24 to 26 month time charter at a rate of $24,000 per day.

The Eagle Bulk Shipping Inc fleet now consists of 13 dry bulk vessels including 9 Supramax and 4 Handymax vessels, with a cargo carrying capacity of 643,890 deadweight tons, and a fleet average age of 5.5 years.

About Eagle Bulk Shipping Inc.

Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in New York City. We are the largest U.S. based owner of Handymax dry bulk vessels, which are dry bulk vessels that range in size from 35,000 to 60,000 deadweight tons, or dwt, and transport a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes. Our strategy is to charter our modern fleet primarily pursuant to one- to three-year time charters to allow us to take advantage of the stable cash flow and high utilization rates that are associated with medium- to long-term time charters.

Forward-Looking Statement

Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect our current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charterhire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, ability of our counterparties to perform their obligations under sales agreements and charter contracts on a timely basis, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the US Securities and Exchange Commission.

    Visit our website at http://www.eagleships.com

    Investor Contact                    Media Contact
     Alan Ginsberg                      Jon Morgan
     Chief Financial Officer            Kekst and Company
     212-785-2500                       212-521-4800

SOURCE Eagle Bulk Shipping Inc.

CONTACT: Investors: Alan Ginsberg, Chief Financial Officer, +1-212-785-2500,  or
Media: Jon Morgan, of Kekst and Company, +1-212-521-4800, for Eagle Bulk Shipping Inc.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


December 2, 2005
                                    EAGLE BULK SHIPPING INC.


                                    By:  /s/ Sophocles N. Zoullas
                                         ---------------------------
                                             Sophocles N. Zoullas
                                         Chief Executive Officer and President






25083.0001 #623118